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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

                                                   JURISDICTION OF
         SUBSIDIARY                                 ORGANIZATION
1.       SPSS International BV                       Holland

2.       SPSS Asia Pacific Pte Ltd                   Singapore

3.       SPSS Benelux BV                             Holland

4.       SPSS Gmbh Software                          Germany

5.       SPSS Scandinavia AB                         Sweden

6.       SPSS UK Ltd.                                England

7.       SPSS Japan, Inc.                            Japan

8.       SPSS Australasia Pty Ltd.                   Australia

9.       SPSS France SA                              France

10.      SPSS Science Software GmbH                  Germany

11.      SPSS (Analytical Software Channel)          Holland
         International B.V.

12.      SPSS Ltd.                                   England

13.      SPSS A/S                                    Denmark

14.      SurveyCraft Pty Ltd.                        Australia

15.      Integral Solutions Ltd.                     England

16.      Quantime Ltd.                               England

17.      SPSS Europe BV                              Holland

18.      SPSS Foreign Sales Corp.                    Barbados

19.      ShowCase Corporation                        Minnesota

20.      Showcase Benelux NV/SA                      Belgium

21.      Showcase UK Ltd                             England

22.      Showcase France SARL                        France

23.      NetGenesis Corp.                            Delaware

24.      NetGenesis Ltd.                             England

25.      Lexiquest S.A.                                                 France

26.      Lexiquest Inc.                                                 California

27.      Lexiquest Benelux SA                                           Belgium

28.      Lexiquest Ltd.                                                 England

29.      SPSS Amsterdam B.V.                                            Holland

30.      Data Distilleries Gmbh                                         Germany

31.      Data Distilleries Ltd.                                         England

32.      SPSS US Inc.                                                   Ohio

33.      ISL Inc.                                                       Pennsylvania

34.      Statistical Product and Service Solutions Iberica, S.L.U.      Spain